UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Sigma-Aldrich Corporation

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The following was sent to employees of Sigma-Aldrich Corporation by email on October 30, 2014:

Creating a Global Leader in Life Science

Ongoing communication with our employees about the Merck KGaA acquisition transition process is of the utmost importance to us. To facilitate this, we will provide regular updates as they become available in this section of our weekly News of Note.

Additional Q and A Now Available

While many employee questions about the acquisition announcement have been answered face-to-face in Town Hall meetings, inquiries about the agreement with Merck KGaA continue to come in from employees all over the world. In keeping with the Company’s commitment to answer as many questions as possible, a new Q and A document is available for employees here (link to doc). It covers questions that have not been answered in previous documents. If you have additional questions, or don’t see your inquiry answered, please check previous Q and A documents in the Employee Information Folder (link) or submit your question to corporatecommunications@sial.com.

Learn More About the Acquisition Process

When a public traded company such as ours is being acquired, there are several important steps that must occur before the transaction can close. To assist you in understanding the process, we have provided a high level overview of the key milestones associated with the acquisition process. Click here to view the document.

Employee Question and Answer Supplement

Regarding the Announcement that Merck KGaA will Acquire Sigma-Aldrich

In keeping with the Company’s commitment to answer as many questions as possible regarding the announcement that Merck KGaA plans to acquire Sigma-Aldrich, below is a supplementary Q and A regarding the agreement. It covers questions that have not been answered in previous documents. If you have additional questions or don’t see your inquiry answered, please check previous Q and A documents or submit your question to corporatecommunications@sial.com.

Can you elaborate on synergies please? Where will the projected savings outlined in the agreement announcement come from?

The synergies will come from Sigma-Aldrich and from Merck KGaA, and will be explored in depth by the integration teams that will oversee and facilitate the integration process to ensure it goes smoothly. We continue to be in the early days of the integration planning process and will communicate in a more detailed fashion about that process in the weeks and months to come.

Is this an acquisition or a merger?

The transaction is an acquisition of Sigma-Aldrich by Merck KGaA. It will be effected through the merger of an indirect, wholly owned subsidiary of Merck KGaA with and into Sigma-Aldrich Corporation with Sigma-Aldrich Corporation surviving the merger as an indirect, wholly owned subsidiary of Merck KGaA (which is why you may hear or read the term “merger agreement” in relation to the deal).

How is the acquisition expected to affect the organization structure of Sigma-Aldrich’s business units?

Sigma-Aldrich’s business units are organized and driven by customer centricity. While it’s too early to finalize any details about future business practices, we know Merck KGaA shares a focus on the customer, who will remain at the center of all choices about products, services and business units. Customers in research, pharma and biopharma manufacturing, and diagnostic and testing labs will benefit from a broader range of products and capabilities and an enhanced global reach.

Where can I find more information about Merck KGaA and the agreement? Will we continue to receive updates in the coming months?

We have established multiple face-to-face communication opportunities, such as Town Hall meetings, and those are expected to continue. Information is also available regularly through News of Note and SIAL Today, and helpful information about the agreement is stored here for employees to access at any time.

What does the future of Sigma-Aldrich’s information technology (IT) infrastructure look like? Will it be merged with Merck KGaA’s IT systems?

The integration team plans to explore and make recommendations in a number of areas, including IT, to maintain a seamless experience for our customers and stakeholders. At this point it would be premature to discuss specifics of the IT structure and the existence, timing or details of any IT transition except to say the first priority will be to continue to provide world-class service to our customers.

What could this mean for Global Shared Services?

We believe that GSS is an opportunity for Merck KGaA to build on the foundation created by the Sigma-Aldrich GSS team. We view GSS as an important investment in the future of both companies.

What kind of feedback did we get from customers?

Feedback indicates that our customers are rightfully excited about the future of the combined company and what it can offer. The combination of our companies will bring together two leading life science businesses with complementary products and capabilities to establish an even stronger partner for customers. We have had some questions about the agreement and how it might affect individual customers. Letters explaining the agreement were delivered to customers, suppliers and vendors in September when the deal was announced. If you receive questions from a customer, please direct the inquiry to the sales management team. If you are contacted by the media, please direct the inquiry to Karen Miller at 314-286-7996. If you are contacted by an investor or analyst, please direct the inquiry to Quintin Lai at 314-898-4643.

What should I know about the integration process? How will integration affect me?

The most important thing to keep in mind is that we are maintaining business as usual at Sigma-Aldrich until the deal closes, which is anticipated in or around mid-2015, pending approval from shareholders and regulators. Sigma-Aldrich and Merck KGaA are separate companies, and we must continue to adhere to the quality and service standards by which we are known. Integration teams from both companies will work on specific plans for the near and longer term. In the meantime, we will continue to live out our values in all we do.

Key Announcement Milestones and Descriptions

There are several key milestones that occur during the acquisition process. This is not an all-inclusive list, but rather a high level overview of the steps required before the acquisition can be closed.

Integration Planning Office Established

As previously announced, an Integration Planning Office (IPO) has been formed with our counterparts at Merck KGaA to oversee the initial integration planning activities related to the pending combination of the two businesses. The IPO is comprised of a small, dedicated team of individuals who will focus on driving forward critical work streams that will prepare both organizations for integration, post-closing.

Preliminary Proxy Statement Filed

The preliminary proxy statement, recently filed with the Securities and Exchange Commission (SEC), contains detailed information regarding the transaction, including background information on how the deal came about. Sigma-Aldrich is legally required to provide this information to all shareholders so they can make an informed decision about the transaction at the special shareholders meeting referred to below. As soon as the SEC has finished its review, we expect to file the definitive proxy statement with the SEC and mail it to all shareholders. This should take place in the next few weeks. We will keep you advised of our progress.

Q3 Earnings Announcement

As a public company, the SEC requires Sigma-Aldrich to publicly release earnings on a quarterly basis. We have traditionally done this via a press release and a call attended by financial analysts that cover our company. We also file with the SEC annual or quarterly reports on Forms 10-K or 10-Q. Moving forward, we will only release earnings via press release and required SEC reports; we will no longer hold conference calls on a quarterly basis with our analysts (this is typical procedure once an acquisition has been announced). Sigma-Aldrich’s most recent quarterly earnings press release can be found here.

Antitrust Approvals

Given the size of the transaction, antitrust authorities in the US, European Union and other jurisdictions need to review the proposed acquisition to determine whether it raises any antitrust concerns. As a part of these reviews, both Sigma-Aldrich and Merck KGaA will provide antitrust authorities around the world with detailed information related to the potential competitive impact of the acquisition. This review process is underway and will continue over the next several months. Clearance by the antitrust authorities in several designated countries is required before the acquisition can close.

Sigma-Aldrich Special Shareholder Meeting

Sigma-Aldrich will hold a special shareholders meeting at which our shareholders will be asked to vote on whether or not they will adopt the merger agreement with Merck KGaA (by adopting the merger agreement, shareholders would be supporting the acquisition of Sigma-Aldrich by Merck KGaA). The proposed acquisition requires the affirmative vote of the shareholders of a majority of the outstanding shares of Sigma-Aldrich. The meeting is expected to take place before the end of the year. Again, we will provide more details as they become available.

Transaction Close

Following the review and approval of the transaction by all necessary parties (shareholders, regulatory agencies, etc.) and satisfaction of all other closing conditions per the terms of the merger agreement, the transaction can be completed. We expect this to occur by mid-year 2015.

Litigation

You may hear of lawsuits brought against the Company and its directors. Thus far several have been filed. These are called class actions and are brought against the target company and its board in an overwhelming majority of public company acquisition transactions. In these lawsuits, the shareholders are bringing a claim on behalf of a purported class of shareholders alleging that the company’s directors have acted improperly in agreeing to sell the company for the price agreed with the buyer. We are vigorously defending the lawsuits and do not believe that they will delay the closing of the transaction.

Exon-Florio

Merck KGaA has decided to voluntarily make a CFIUS (Committee on Foreign Investment in the United States) filing with the US government. The Exon-Florio Act empowers the President of the United States to terminate or otherwise restrict the acquisition of American companies by foreign companies. Typically, the President will act only where the transaction has serious implications on national defense. Even though our acquisition by Merck should not create national security concerns, Merck KGaA has decided to proceed with a voluntary filing to be certain that the transaction will close in a timely manner.

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This communication may include “forward-looking statements.” Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Sigma-Aldrich Corporation (“Sigma-Aldrich”) and Merck KGaA (“Merck”), which could cause actual results to differ materially from such statements.

Risks and uncertainties relating to the proposed transaction include, but are not limited to: the risk our shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; Merck’s ability to achieve the cost-savings and synergies contemplated by the proposed transaction within the expected time frame; Merck’s ability to promptly and effectively integrate the businesses of Sigma-Aldrich and Merck; a potential downgrade in the rating of Merck’s or Sigma-Aldrich’s indebtedness; downward pressure on Merck’s or Sigma-Aldrich’s common stock price and its impact on goodwill impairment evaluations; the effects of the business combination of Merck and Sigma-Aldrich, including the combined company’s future financial condition, operating results, strategy and plans; and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere, including the Risk Factors section of Sigma-Aldrich’s most recent annual and quarterly reports on Form 10-K and Form 10-Q. Any forward-looking statements made in this communication are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Merck. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on October 22, 2014 and intends to file further relevant materials with the SEC, including a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of Sigma-Aldrich. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information—SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the definitive proxy statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, was contained in the Preliminary Proxy Statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.